Exhibit 99.1

March 22, 2005

First Advantage Corporation

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

Ladies and Gentlemen:

This letter (referred to hereinafter as this “Letter of Intent”) expresses the terms on which The First American Corporation, a California corporation (“First American”), First American Real Estate Information Services, Inc., a California corporation (“FAREIS”), and First American Real Estate Solutions, LLC, a California limited liability company (“FARES” and collectively with First American and FAREIS, “Sellers”), each offers to transfer to First Advantage Corporation, a Delaware corporation (“First Advantage”), the companies and assets comprising First American’s credit information segment (collectively, the “Business”) in return for capital stock of First Advantage. This Letter of Intent supersedes any prior communications among us regarding the proposed transaction described herein.

1. Subject to the terms and conditions set forth below, the transaction will consist of the following (collectively, the “Transaction”): (a) the purchase by First Advantage or a wholly owned subsidiary of First Advantage of the assets of the Business, including without limitation, all of (i) First American’s interest in First American Credit Management Solutions, Inc., North American CREDCO, Inc., Teletrack, Inc., CMSI Credit Services, Inc. and CreditReportPlus, LLC, all of which are wholly-owned; (ii) First American’s equity interest in Vehicle Title, LLC; (ii) FAREIS’ equity interest in Vintek, Inc. and First American Membership Services, Inc.; (iii) FARES’ interest in its Credco Division, including without limitation, First American Credco of Puerto Rico, Inc.; (iv) certain After-Acquired Businesses, as more fully described in paragraph 4 below; and (v) First American’s indirect equity interest in DealerTrack Holding, Inc. (the “DealerTrack Interest”) and (b) the assumption of the liabilities associated with the Business by First Advantage or a wholly-owned subsidiary of First Advantage. On or prior to the closing date of the Transaction First Advantage will satisfy and pay in full the $20,000,000 of principal outstanding on that certain Promissory Note, made April 27, 2004 in favor of First American (the “Note”) by delivery to First American of 975,610 Class B common shares, $0.001 par value, of First Advantage (“Class B Shares”) and upon receipt of such Class B Shares First American will deliver the original Note to First Advantage marked “cancelled”.

2. In consideration of the satisfaction of Sellers’ obligations in the Transaction, First Advantage will deliver to Sellers Class B Shares as follows:

(a)	24,390,244 Class B Shares shall be issued as consideration for the sale of the Business (excluding the DealerTrack Interest) to First Advantage (the “Business Ex DealerTrack Consideration”); and

(b)	Subject to paragraph 3 below, 2,439,024 Class B Shares shall be issued as partial consideration for the sale of the DealerTrack Interest to First Advantage.

The Business Ex DealerTrack Consideration is comprised of the following components: 16,341,463 Class B Shares for FARES’ interest in its Credco Division and 8,048,781 Class B Shares for all remaining Businesses (excluding the DealerTrack Interest).

3. If DealerTrack Holdings, Inc. conducts an initial public offering of its common stock within six months (6) months from the closing date for this Transaction, First Advantage shall pay to First American within one hundred eighty (180) days of such initial public offering, as additional consideration for the DealerTrack Interest, an additional amount in Class B Shares. First American’s entitlement to such additional consideration shall be contingent upon the average market value of the DealerTrack Interest exceeding $50,000,000, calculated over a 60-business day period beginning on the fifth business day following its initial public offering. If the average market value of the DealerTrack Interest exceeds $50,000,000, First American shall be entitled to receive as additional consideration 50 percent of such excess, payable in Class B Shares at a value of $20.50 per Class B Share. If DealerTrack Holdings, Inc. conducts an initial public offering of its common stock beyond six (6) months from the closing date of this Transaction but in no event later than twenty-four (24) months from the closing date of this Transaction, First Advantage shall pay to First American within one hundred eighty (180) days of such initial public offering, as additional consideration for the DealerTrack Interest, an additional amount in Class B Shares. First American’s entitlement to such additional consideration shall be contingent upon the average market value of the DealerTrack Interest exceeding $50,000,000, calculated over a 60-business day period beginning on the fifth business day following its initial public offering. If the average market value of the DealerTrack Interest exceeds $50,000,000, First American shall be entitled to receive as additional consideration 50 percent of such excess, payable in Class B Shares, which shall be equal to the quotient (rounded to the nearest whole number) resulting by dividing (a) fifty percent of the amount exceeding $50,000,000 by (b) the average closing price per share rounded to the fourth decimal place of First Advantage Common Shares as reported on NASDAQ for the thirty (30) trading days ending on the third (3rd) trading day prior to the pricing of the initial public offering, provided, however, that if such average closing price is less than $20.50, the average closing price shall be deemed to be $20.50.

4. In the event that Sellers acquire one or both of two previously disclosed credit reporting-related businesses for approximately $46,000,000 (excluding any earn-out payments) after the date hereof and within six (6) months of the closing of the Transaction (each, individually, an “After-Acquired Business” and, collectively, the “After-Acquired Businesses”), Sellers shall have the right (“Put Right”) to sell each After-Acquired Business to First Advantage. If Sellers acquire an After-Acquired Business and exercise the Put Right, First Advantage shall acquire the After-Acquired Business from Sellers at the same price that Sellers paid for such business, provided that First Advantage shall use its Class B Shares as consideration for the After-Acquired Business at a value of $20.50 per Class B Share.

5. The Transaction will be subject to the satisfactory completion of First Advantage’s legal, accounting and financial due diligence investigation of the Business and the DealerTrack Interest and, if applicable, the After-Acquired Businesses. Until the completion of such investigation or the earlier abandonment of the Transaction by First American or First Advantage, Sellers shall cooperate in such investigation by providing to First Advantage and its representatives copies of all documents and all information about the Business and the

DealerTrack Interest which First Advantage may reasonably request and which is in the possession of Sellers and by permitting First Advantage and its representatives, during normal business hours on reasonable notice, to have access to and to inspect all of the facilities, agreements and books and records of the Business and, if applicable, the After-Acquired Businesses.

6. First Advantage and Sellers expect that legally binding definitive agreements (collectively, the “Definitive Agreements”) based on the proposal described in this Letter of Intent will be drafted, negotiated and executed by the parties as soon hereafter as reasonably possible. The Definitive Agreements may include without limitation, one or more contribution and sale agreements, one or more bills of sale, one or more assignment and assumption agreements, and one or more service agreements. The Definitive Agreements will provide that First Advantage and Sellers shall use commercially reasonable efforts to bring about the satisfaction of the above conditions.

7. The obligation of Sellers and First Advantage to consummate the Transaction will be subject to satisfaction of customary closing conditions, including without limitation, the receipt of all material governmental and non-governmental consents and approvals required in order to consummate the Transaction; the approval of the Transaction by First American’s board of directors; the approval of the Transaction by FARES’s management committee; the approval of the Transaction by a committee of the board of directors of First Advantage comprised of independent directors, and by a majority of the Class A stockholders of First Advantage (excluding Class A shares held by First American and its affiliates and senior executives of First Advantage and First American); the approval of the Transaction by such third parties as may be required; the receipt by First Advantage’s board of directors of an opinion from a nationally recognized financial advisor as to the fairness of the consideration to be paid for the Business, the After-Acquired Businesses and the DealerTrack Interest; and the receipt by First American’s board of directors of an opinion from a nationally recognized financial advisor as to the fairness of the consideration to be received for the Business, the After-Acquired Businesses and the DealerTrack Interest.

8. Each of the parties hereto, and the Definitive Agreements shall provide that each party thereto, shall bear its own legal, accounting, investment banking, and other expenses in connection with the Transaction, whether or not the Transaction closes.

9. Upon receipt of a signed counterpart of this Letter of Intent, First American will cause its counsel to prepare drafts of the Definitive Agreements for submission to First Advantage and its counsel, and First Advantage shall cause its personnel, accountants, counsel and advisors to complete their investigation and evaluation of the Business and the DealerTrack Interest as promptly as practicable.

10. Each of Sellers and First Advantage agrees on behalf of itself and its affiliates (other than, with respect to Sellers, First Advantage and its subsidiaries) that all public announcements related to this Letter of Intent or the Transaction, its completion, or abandonment, shall require the prior written approval of First American and First Advantage; provided that First Advantage may disclose the contents of this Letter of Intent (a) in, and attach a copy of this Letter of Intent as an exhibit to, one or more current reports on Form 8-K that it is required to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) a proxy statement (as amended) filed pursuant to Section 14 of the Exchange Act. Until the completion of the Transaction (or, in the event the Transaction is abandoned, until its abandonment and for a period of two years thereafter), First Advantage shall, and shall cause its subsidiaries and its and their directors, officers, employees, agents and representatives to, hold in confidence and not use, appropriate, or disclose to third parties any information of Sellers learned in connection with the negotiation or documentation of the Transaction or its investigation undertaken in connection therewith.

11. Sellers agree, and by First Advantage’s acceptance of this Letter of Intent, First Advantage agrees, that the provisions set forth in Paragraphs 8 and 10 hereof, and in this Paragraph 11 (the “Binding Provisions”), shall constitute legally binding obligations of the respective parties. Sellers agree, and by its acceptance of this Letter of Intent, First Advantage agrees, that the provisions set forth in this Letter of Intent, other than the Binding Provisions, are an expression of intent only, and do not set forth all of the matters upon which Sellers and First Advantage must reach agreement in order for the Transaction to be consummated. The respective rights and obligations of Sellers and First Advantage remain to be defined in the Definitive Agreements and related documents, the terms and conditions of which will be subject to approval by Sellers and First Advantage. Accordingly, except as set forth in the first sentence of this Paragraph 11, this Letter of Intent does not, and upon its acceptance by First Advantage will not, constitute a legally binding document and does not create any legal obligations on the part of, or any rights in favor of, Sellers, First Advantage or any other person.

Except as otherwise agreed to in writing by the parties, this Letter of Intent will terminate at such time as First American notifies First Advantage in writing that it is no longer interested in pursuing the Transaction. Upon termination of this Letter of Intent, the parties will have no further obligations hereunder, except for the Binding Provisions, which will survive any such termination.

This Letter of Intent shall not be amended or modified except in writing signed by both of the parties hereto.

This Letter of Intent shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to agreements made and to be performed within such State.

This letter may be executed in one or more counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

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If the foregoing correctly reflects your understanding of our mutual intentions (and, as set forth in Paragraph 11 hereof, agreements), please so indicate by signing and returning the enclosed copy of this Letter of Intent.

Very truly yours,

THE FIRST AMERICAN CORPORATION

By:	/s/ Parker S. Kennedy
Name:	Parker S. Kennedy
Title:	Chief Executive Officer

FIRST AMERICAN REAL ESTATE SOLUTIONS, LLC

By:	/s/ Parker S. Kennedy
Name:	Parker S. Kennedy
Title:	Executive Vice President

FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC.

By:	/s/ Parker S. Kennedy
Name:	Parker S. Kennedy
Title:	Chief Executive Officer

Acknowledged and agreed to

as of the date of this Letter of Intent:

FIRST ADVANTAGE CORPORATION

By:	/s/ John W. Long
Name:	John Long
Title:	Chief Executive Officer